Exhibit 10(d)

RELOCATION LOAN

PROMISSORY NOTE

(Non-Interest Bearing)

Dallas, Texas

$250,000.00	February 15, 2001

F O R   V A L U E   R E C E I V E D, the undersigned, Dietmar Ostermann, (“Maker”), hereby unconditionally promises to pay to the order of Electronic Data Systems Corporation, a Delaware corporation (“Payee”), at 5400 Legacy Drive, H3-2A-07, Plano, Texas 75024, Attn: Ruthie Polk, or such other address given to Maker by Payee, the original principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), in lawful money of the United States of America. Except upon an Event of Default, as defined herein, this Relocation Loan Promissory Note (this “Note”) shall not accrue interest.

The principal of this Note shall be repaid in accordance with the amortization schedule attached hereto as Exhibit A and incorporated herein by reference for all purposes.

All principal of this Note shall be due and payable in full upon the earliest to occur of any of the following:

a)	the termination date of Maker’s employment with Payee or any subsidiary or affiliate of Payee, whether by termination for any reason whatsoever, or by Maker’s resignation;

b)	the date of closing of the sale of the property described in Exhibit B, attached hereto and incorporated herein by reference for all purposes; or

c)	January 15, 2003.

Should the principal and interest, if any, of, or any installment of principal and interest, if any, of, this Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day. All payments of principal and interest, if any, upon this Note shall be made by Maker to Payee in federal or other immediately available funds.

Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally, waive demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless or the number of such renewals, extensions, indulgences, releases or changes.

Upon an Event of Default, as defined herein, this Note shall accrue interest from the date of the Event of Default or from the end of any applicable grace or cure periods stated herein, as applicable, at the Maximum Rate until paid. The term “Maximum Rate” shall mean, with respect to the holder hereof, the maximum non-usurious interest rate that, at any time or from time to time, may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note under the laws that are presently in effect in the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas, that may hereafter be in effect and that may allow a higher maximum non-usurious interest rate than applicable laws now allow. To the extent that TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended (the “Act”), is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate under the Act pursuant to the “indicated rate ceiling,” from time to time in effect, as referred to and defined in article 1.04(a) (1) of the Act; subject, however, to the limitations on such applicable ceiling referred to and defined in article 1.04(b) (2) of the

Act, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or pertaining to this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee. No delay or omission in the exercise of enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee. No exercise or enforcement of any such rights or remedies shall ever he held to exhaust any right or remedy of Payee.

An “Event of Default” shall exist hereunder if any one or more of the following events shall occur and be continuing:

a)	Maker shall fail or refuse to pay when due any principal of this Note;

b)	any statement, representation or warranty made by Maker to Payee shall prove to be untrue or inaccurate;

c)	default shall occur in the performance of any of the covenants or agreements of Maker contained herein or in any instrument evidencing or pertaining to this Note, the Deed of Trust(here after defined) or any other document executed or delivered to Payee in connection herewith;

d)	default shall occur in the payment of any material indebtedness of Maker, or any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or otherwise;

e)	Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of Maker or of all or a substantial part of Maker’s assets, (ii) file a voluntary petition in bankruptcy, admit in writing that Maker is unable to pay Maker’s debts as they become due or generally not pay Maker’s debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against Maker in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

f)	an involuntary petition or complaint shall be filed against Maker seeking bankruptcy or reorganization of Maker or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Maker, or of all or substantially all of Maker’s assets, and such petition or complaint shall not have been dismissed within thirty (30) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Maker or appointing a receiver, custodian, trustee, intervenor or liquidator of Maker, or of all or substantially all of Maker’s assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days;

g)	the failure of Maker to pay any money judgment against Maker at least ten (10) days prior to the date on which Maker’s assets may be sold to satisfy such judgment; or

h)	the failure to have discharged within a period of ten (10) days after the commencement thereof any attachment, sequestration or similar proceedings against any of Maker’s assets;

i)	the death of Maker.

Upon the occurrence of any Event of Default or other default hereunder or under any other agreement or instrument evidencing or pertaining to this Note or executed in connection herewith, the holder hereof may, at its option, declare the entire unpaid balance of principal on the Note to be immediately due and payable, and exercise any and all remedies Payee may have under this Note, at law or in equity; provided, however, upon the occurrence of any of the Events of Default described in clauses (e) or (f) above, the entire unpaid balance of principal of this Note shall, without any action by Payee, immediately become due and payable without demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration, notice of intention to accelerate or any other notice, all of which are expressly waived by Maker.

Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time without premium or penalty. Any such prepayment shall be applied to the installments of principal due hereunder in the inverse order of maturity.

Any provision herein, or in any document evidencing or pertaining to this Note, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Payee nor any holder hereof shall, in any event, be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Payee or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of the Note or any document evidencing or pertaining to this Note, or any and all other papers, agreements or commitments, indicate a different right given to Payee or any holder hereof to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Deed of Trust and all other instruments evidencing or pertaining to this Note or executed or delivered in connection herewith shall, in all things, comply with applicable law; and proper adjustments shall automatically be made accordingly. In the event that Payee or any holder hereof ever receives, collects or applies as interest, any sum in excess of the Maximum Rate, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to Maker. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, if any, Maker and Payee or any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any nonprincipal payment as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) “spread” the total amount of interest throughout the entire term of this Note; provided that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Payee or any holder hereof under this Note at the time in question.

THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE. IN THE EVENT OF A DISPUTE INVOLVING THIS NOTE OR ANY OTHER INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, THE UNDERSIGNED IRREVOCABLY AGREES THAT VENUE FOR SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS.

If this note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, or if the holder hereof incurs costs and expenses in defending any suit or claim asserted by Maker in connection herewith, Maker promises to pay all costs and expenses of such collection or defense including, but not limited to, collection costs, court costs, expenses and the reasonable attorneys’ fees of the holder hereof.

Maker hereby covenants, represents, and warrants to, and agrees with Payee as follows:

a)	the benefits of the interest arrangements under the terms of this Note are not transferable by Maker;

b)	the proceeds of the loan evidenced by this Note will be used exclusively to purchase the Maker’s new principal residence.

c)	Any notices, demands and requests which may be given or which are required to be given by either party to the other shall be in writing and shall be sent by U.S. mail, certified or registered, return receipt requested, postage prepaid or by overnight courier, addressed to Maker or Payee, respectively, as follows:

MAKER:	PAYEE:

Dietmar Ostermann	Electronic Data Systems Corporation
5400 Legacy Drive, H3-2A-07
Plano, TX 75024
Attn: Ruthie Polk

d)	or such other place as the Maker or Payee may, from time to time, designate in a written notice pursuant to the terms of this Note. Notices, demands, and requests which shall be served upon the Maker or Payee in the manner aforesaid shall be deemed sufficiently served or given for all purposes at the time such notice, demand or request shall be mailed, postage prepaid, certified or registered mail, return receipt requested or deposited with the overnight courier, addressed as above provided.

e)	This note and all covenants, promises and agreements contained in this Note shall be binding upon, and inure to the benefit of, the respective successors, assigns, personal and legal representatives, heirs, and devisees.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

MAKER:

/S/ DIETMAR OSTERMANN
Dietmar Ostermann

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